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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-70468 and 333-146223 on Forms S-8 and Registration Statement No. 333-140018 on Form S-3 of our reports dated December 9, 2008, relating to the consolidated financial statements of Innovative Solutions and Support, Inc. and subsidiaries (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective October 1, 2007), and the effectiveness of the Company's internal control over financial reporting, appearing in this Amendment No. 1 to the Annual Report on Form 10-K/A of Innovative Solutions and Support, Inc. and subsidiaries for the year ended September 30, 2008.

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
December 18, 2008

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  Exhibit 23.1